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                                                                    Exhibit 3.14

                           CERTIFICATE OF RETIREMENT

                                    OF THE

                   SERIES A CONVERTIBLE PIK PREFERRED STOCK,
                     SERIES C CONVERTIBLE PREFERRED STOCK,
                   SERIES D CONVERTIBLE PREFERRED STOCK AND
                     SERIES E CONVERTIBLE PREFERRED STOCK

                                      OF

                       THE ASHTON TECHNOLOGY GROUP, INC.

   Pursuant to Section 243(b) of the General Corporation Law of the State of
                                    Delaware

     The Ashton Technology Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES as follows:

     1. All outstanding shares of the Series A Convertible PIK Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock have been converted into shares of Common Stock, par value $.01 per share.

     2. The Certificate of Incorporation of the Corporation prohibits the reissuance of any shares of the Series A Convertible PIK Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock and requires that all such shares shall be retired.

     3. Accordingly, pursuant to the provisions of Section 243(b) of the General Corporation Law of the State of Delaware, upon the filing of this Certificate of Retirement, all of the shares of the Series A Convertible PIK Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock shall be retired and the Certificate of Incorporation of the Corporation shall be amended so as to eliminate all reference to the Series A Convertible PIK Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock and then all such shares will assume the status of authorized and unissued shares of Preferred Stock.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Retirement to be executed and attested and its corporate seal to be affixed hereto this 17/th/ day of August, 1999.


                         THE ASHTON TECHNOLOGY GROUP, INC.


                         By: /s/ Arthur J. Bacci
                             --------------------------------------------------
                                 Arthur J. Bacci
                                President